UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 25, 2002


                                KELLWOOD COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                  001-07340                     362472410
(State of Incorporation)    (Commission File Number)           (IRS Employer
                                                             Identification No.)



         600 Kellwood Parkway, St. Louis, Missouri                 63017
  (Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (314) 576-3100

Item 2.  Acquisition or Disposition of Assets.

         On June 25, 2002, Kellwood Company, a Delaware corporation ("Kellwood") completed its exchange offer for all of the outstanding common stock of Gerber Childrenswear, Inc. ("Gerber"), pursuant to an Agreement and Plan of Merger dated May 15, 2002 (the "Merger Agreement"). Kellwood acquired approximately 96% of the shares of common stock of Gerber in the exchange offer. Pursuant to the Merger Agreement, on June 26, 2002, Gerber was merged with and into Cradle, Inc., a wholly-owned subsidiary of Kellwood (the "Merger"). As a result of the Merger, Gerber has become a subsidiary of Kellwood and the remaining outstanding shares of Gerber common stock (except for shares held by Kellwood or Cradle, Inc.) were converted into the right to receive 0.11823 shares of Kellwood common stock and $3.42 cash.

         The issuance of Kellwood common stock in the Merger was registered under the Securities Act of 1933, as amended, on a Form S-4 (File No. 333-88962) filed with the Securities and Exchange Commission on May 23, 2002, and as thereafter amended on June 20, 2002 (the "Registration Statement"). The Registration Statement was declared effective on June 21, 2002.

         Kellwood filed a Current Report on Form 8-K reporting the execution of the Merger Agreement, which Current Report is incorporated herein by reference. Under Item 7 of such Current Report, Kellwood undertook to file the financial information required by Item 7(a) and Item 7(b) of Form 8-K by amendment to such Current Report within the time proscribed in Item 7. Set forth below as part of this Amendment No. 1 to the Current Report is such financial information required by Item 7(a) and Item 7(b) of Form 8-K.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Business Acquired.

         The consolidated financial statements of Gerber Childrenswear, Inc. required by this item have been previously reported with the Commission and are contained in Gerber's annual report on Form 10-K for the fiscal year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002, and both of which are incorporated herein by reference.

         (b)  Pro Forma Financial Information.

                                 INTRODUCTION TO
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the proposed merger of Kellwood and Gerber using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if the Merger had been completed as of February 1, 2001 for statement of operations purposes and April 30, 2002 for balance sheet purposes.

         The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred February 1, 2001 for statement of operations purposes and April 30, 2002 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and liabilities of Gerber, before any integration adjustments. The final allocation of the purchase price will be determined after the completion of the Merger and will be based upon actual tangible and intangible assets acquired as well as liabilities assumed. Because the unaudited pro forma combined condensed financial statements are based upon preliminary estimates, the pro forma adjustments may differ materially based upon the final allocation.

         These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Kellwood and Gerber and should be read in conjunction with the historical consolidated financial statements of Kellwood and Gerber and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Kellwood and Gerber have on file with the SEC.

                                KELLWOOD COMPANY
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 APRIL 30, 2002
                                 ($ IN MILLIONS)


                                                          HISTORICAL
                                              ------------------------------------
                                                 KELLWOOD             GERBER
                                                 APRIL 30,           MARCH 30,          PRO FORMA          PRO FORMA
                                                   2002                2002            ADJUSTMENTS          COMBINED
                                              ----------------    ----------------    --------------     -------------
ASSETS:
Current assets:
       Cash...........................                $ 152.1              $ 42.9      ($ 69.8) (1)           $ 125.2
       Receivables, net...............                  331.2                32.9                               364.1
       Inventories, net ..............                  269.7                47.9           2.0 (7)             319.6
       Prepaid taxes and expenses.....                   32.3                 7.9                                40.2
                                              ----------------    ----------------    --------------     -------------
Total current assets..................                  785.3               131.6            (67.8)             849.1
                                              ----------------    ----------------    --------------     -------------

Property, plant and equipment.........                  277.0                53.0        (22.3) (6)             307.7
less accumulated depreciation &
   amortization.......................                (172.5)              (22.3)          22.3 (6)           (172.5)
                                              ----------------    ----------------    --------------     -------------
                                                        104.5                30.7               0.0             135.2
                                              ----------------    ----------------    --------------     -------------

Intangible assets, net................                  113.6                15.6        (15.6) (3)             127.2
                                                                                           13.6 (4)
Other assets..........................                   48.1                 6.1                                54.2
                                              ----------------    ----------------    --------------     -------------
Total assets..........................              $ 1,051.5             $ 184.0          ($ 69.8)         $ 1,165.7
                                              ================    ================    ==============     =============

LIABILITIES & SHAREOWNERS' EQUITY:
Current liabilities:
     Current portion of long-term debt                 $ 18.2               $ 0.7                              $ 18.9
     Notes payable....................                    8.4                 0.0                                 8.4
     Accounts payable.................                  134.0                 7.3                               141.3
     Accrued expenses.................                   84.8                17.9         $ 2.0 (2)             104.7
                                              ----------------    ----------------    --------------     -------------
Total current liabilities.............                  245.4                25.9               2.0             273.3
                                              ----------------    ----------------    --------------     -------------

Long-term debt........................                  303.9                 1.3                               305.2
                                              ----------------    ----------------    --------------     -------------
Deferred income taxes and other.......                   38.6                14.4           2.6 (8)              55.6
                                              ----------------    ----------------    --------------     -------------

Shareowners' equity:
     Common stock.....................                  176.3                70.0        (70.0) (5)             244.3
                                                                                           68.0 (1)

     Retained earnings................                  434.6                77.8        (77.8) (5)             434.6
   Accumulated comprehensive income...                 (12.0)               (4.6)           4.6 (5)            (12.0)
                                              ----------------    ----------------    --------------     -------------
                                                        598.9               143.2            (75.2)             666.9
   less: Treasury stock, at cost......                (135.3)               (0.8)           0.8 (5)           (135.3)
                                              ----------------    ----------------    --------------     -------------
                                                        463.6               142.4            (74.4)             531.6
                                              ----------------    ----------------    --------------     -------------
Total liabilities & shareowners' equity             $ 1,051.5             $ 184.0          $ (69.8)          $1,165.7
                                              ================    ================    ==============     =============

                                                       KELLWOOD COMPANY
                                UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                          FOR THE THREE MONTHS ENDED APRIL 30, 2002
                                          ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                     HISTORICAL
                            -----------------------------
                             KELLWOOD          GERBER                         PRO FORMA
                             APRIL 30,        MARCH 30,                       ADJUSTMENTS                          PRO FORMA
                               2002             2002            (1)          (2)          (3)           (4)         COMBINED
                            ------------    -------------    -------------------------------------------------     ------------

Net sales..............         $ 570.7           $ 51.0                                                               $ 621.7
Cost of products sold..           459.5             37.6        $1.6                                                     498.7
Selling, general and
   administrative expense          83.8              7.8       (1.6)                                                      90.0
Provision for realignment           7.3              0.0                                                                   7.3
Amortization of
   intangible assets...             0.7              0.0         0.0         $ 0.0        $ 0.2                            0.9
Interest expense.......             6.8              0.0         0.1                                                       6.9
Interest (income) and
   other, net..........           (0.5)              0.0       (0.1)                                     $0.3            (0.3)
                            ------------    -------------    --------    ----------    ---------    ----------     ------------
Earnings before income             13.1              5.6         0.0           0.0        (0.2)         (0.3)             18.2
taxes..................
Income taxes...........             4.6              2.0         0.0           0.0        (0.1)         (0.1)              6.4
                            ------------    -------------    --------    ----------    ---------    ----------     ------------
Net earnings...........           $ 8.5            $ 3.6       $ 0.0          $0.0     ($  0.1)       ($ 0.2)           $ 11.8
                            ============    =============    ========    ==========    =========    ==========     ============

Earnings per share
   Basic...............           $0.37            $0.18                                                             $0.47 (5)
                            ------------    -------------                                                          ------------
   Diluted.............           $0.37            $0.18                                                             $0.46 (5)
                            ============    =============                                                          ============


                                                       KELLWOOD COMPANY
                                UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                             FOR THE YEAR ENDED JANUARY 31, 2002
                                          ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                     HISTORICAL
                            -----------------------------
                             KELLWOOD          GERBER                           PRO FORMA
                              JANUARY         DECEMBER                         ADJUSTMENTS                          PRO FORMA
                             31, 2002         31, 2001          (1)          (2)          (3)           (4)         COMBINED
                            ------------    -------------    -------------------------------------------------     ------------

Net sales..............        $2,281.7           $209.5                                                              $2,491.2
Costs and expenses
Cost of products sold..         1,823.6            155.8        $5.5                                                   1,984.9
Selling, general and
   administrative expense         354.8             36.2       (6.5)                                                     384.5
Amortization of
   intangible assets...             9.4              0.0         1.0       ($ 1.0)         $1.0                           10.4
Interest expense.......            34.8            (0.7)         1.3                                    $ 3.4             38.8
Interest (income) and
   other, net..........           (1.2)            (2.7)       (1.3)                                                     (5.2)
                            ------------    -------------    --------    ----------    ---------    ----------     ------------
Earnings before income             60.3             20.9         0.0           1.0        (1.0)         (3.4)             77.8
taxes..................
Income taxes...........            22.6              7.5         0.0           0.4        (0.4)         (1.3)             28.8
                            ------------    -------------    --------    ----------    ---------    ----------     ------------
Net earnings...........          $ 37.7           $ 13.4       $ 0.0          $0.6     ($  0.6)       ($ 2.1)           $ 49.0
                            ============    =============    ========    ==========    =========    ==========     ============

Earnings per share
   Basic...............           $1.66            $0.68                                                             $1.95 (5)
                            ------------    -------------                                                          ------------
   Diluted.............           $1.65            $0.68                                                             $1.94 (5)
                            ============    =============                                                          ============


      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1-BASIS OF PRESENTATION

         On May 15, 2002, Kellwood entered into the Merger Agreement to acquire all the outstanding Gerber Shares. The acquisition of Gerber is to be accounted for under the purchase method of accounting. Accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the acquisition date. As of May 17, 2002, there were 8,414,279 shares of Voting Common Stock outstanding and 11,396,046 shares of Class B Common Stock outstanding. Each Gerber share will be exchanged for at least $3.42 in cash and up to $3.43 in value of Kellwood Common Stock, subject to adjustment under the Merger Agreement (together with the associated preferred stock purchase rights). In accordance with the terms of the Merger Agreement, Gerber stockholders will receive 0.11823 shares of Kellwood Common Stock for each Gerber share validly tendered and not withdrawn. The value of Kellwood Common Stock used in the Stock Consideration, was determined based upon the average of the closing price of one share of Kellwood Common Stock on the NYSE, as reported in The Wall Street Journal, for the 18 trading days immediately preceding the second trading day prior to the initial scheduled expiration date of the Offer. For purposes of the presentation of the pro forma combined condensed financial statements the average closing price used to estimate the number of Kellwood shares to be issued is $29.01. The purchase price of the Gerber acquisition is approximately $137.8 million, including the cash paid for Gerber shares, value of the Kellwood Common Stock to be issued for Gerber shares, the estimated amount of stock and cash paid to holders of Gerber stock options, and estimated transaction costs. These estimates are preliminary and the actual amount of cash paid and number of shares of Kellwood Common Stock issued will depend on the actual number of Gerber shares outstanding during the tender offer period.

         The purchase price allocation utilized is preliminary. The final determination of the allocation of purchase price will be determined based on the fair value of assets acquired and the fair value of liabilities assumed as of the date that the acquisition is consummated. At this time finite-lived intangible assets have been estimated at 50% of the total purchase price in excess of net tangible assets acquired. The purchase price allocation will remain preliminary until Kellwood is able to (a) complete a third party valuation of property, plant and equipment and intangible assets (b) conduct a detailed review of the value of deferred tax assets and liabilities of Gerber, and (c) evaluate the fair value of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed within the year following the consummation of the Merger.

NOTE 2-PRO FORMA ADJUSTMENTS

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

         The following adjustments reflected in the unaudited pro forma combined condensed balance sheet reflect the estimated impact of events that are directly attributable to the merger of Kellwood and Gerber.

         (1) To record the estimated cash paid and value of Kellwood shares issued to Gerber shareholders and estimated cash paid for transaction costs. For purposes of the unaudited pro forma combined condensed balance sheet, as of April 30, 2002, the cash portion of the purchase consideration is assumed to have been financed through Kellwood's existing excess cash balance.

         (2) To accrue additional liability for Gerber's pension plan to reflect the fair value of liabilities at April 30, 2002, and to conform Gerber's actuarial assumptions to Kellwood's actuarial assumptions.

         (3)  To eliminate Gerber's historical goodwill and intangible assets.

         (4) To record goodwill and intangible assets arising from the transaction.

         (5) To eliminate Gerber's historical common stock, retained earnings, treasury stock, and accumulated comprehensive income.

         (6)  To eliminate Gerber's historical accumulated depreciation.

         (7) To record an adjustment to the fair market value of Gerber's inventory acquired and conform Gerber's inventory reserves to Kellwood's accounting practices.

         (8) To record deferred taxes attributable to the tax effect of pro forma adjustments.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

         The following adjustments are reflected in the pro forma combined condensed statements of operations to reflect the estimated impact of the Merger on the historical combined results of Kellwood and Gerber. The income tax effect of certain pro forma adjustments were calculated using an estimated 38% statutory tax rate.

         (1) To reclassify certain Gerber expenses to conform to Kellwood's accounting policy including $5.5 million in the year ended January 31, 2002, and $1.6 million in the three months ended April 30, 2002, of distribution expenses reclassified to cost of products sold from selling, general and administrative expense.

         (2) To remove amortization of historical goodwill previously reported by Gerber.

         (3) To amortize estimated definite-lived identifiable intangible assets of Gerber acquired by Kellwood, utilizing an estimated 7 year life.

         (4) To record a pro forma adjustment of additional interest expense for the twelve months ended January 31, 2002 and reduced interest income for the three months ended April 30, 2002, to finance the cash purchase price. The interest expense adjustment utilized a 5% interest rate, which approximates the fiscal 2001 average rate for Kellwood's similar debt instruments. The interest income adjustment utilized a 1.5% interest rate, which approximates the fiscal 2002 average rate for Kellwood's similar cash investments. Had the Merger been effective February 1, 2001, the cash paid to Gerber shareholders would have been financed through short-term notes payable before the 12 months ended January 31, 2002, and excess cash for the three months ended April 30, 2002.

         (5) Pro forma basic and diluted earnings per common share are computed by dividing the pro forma net income attributable to common shareholders by the pro forma weighted-average number of common shares outstanding. A reconciliation of shares used to compute historical basic and diluted earnings per common share to shares used to compute pro forma basic and diluted earnings per common share is as follows:

                                                                         JANUARY 31, 2002          APRIL 30, 2002
                                                                         ----------------          --------------
Shares used to compute Kellwood historical basic earnings per
common share..................................................              22,761                    22,953
Shares issued in acquisition..................................               2,344                     2,344
                                                                       ---------------------    ----------------------
Shares used to compute pro forma basic earnings per common share            25,105                    25,297
                                                                       =====================    ======================
Shares used to compute Kellwood historical diluted earnings per             22,912                    23,211
common share..................................................
Shares issued in acquisition..................................               2,344                     2,344
                                                                       ---------------------    ----------------------
Shares used to compute pro forma diluted earnings per common
share.........................................................              25,256                    25,555
                                                                       =====================    ======================


         The number of shares issued in acquisition was determined with an assumed Kellwood stock price of $29.01.

         (c)  Exhibits

         Number No.        Description
         ----------        -----------

         2.1 Agreement and Plan of Merger dated as of May 15, 2002, among Kellwood Company, a Delaware corporation, Cradle, Inc., a Delaware corporation and a wholly owned subsidiary of Kellwood, and Gerber Childrenswear, Inc., a Delaware corporation. *

         2.2 Voting and Tender Agreement dated as of May 15, 2002, among Kellwood Company, a Delaware corporation, and Citicorp Venture Capital, Ltd., a New York corporation, CCT Partners III, L.P., a Delaware limited partnership, and Citicorp Mezzanine Partners, L.P., a Delaware limited partnership. *

         23.1 Consent of Ernst & Young LLP with respect to the financial statements of Gerber.

         99.1              Press release dated May 15, 2002 by Kellwood Company.
                           *

         *  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      KELLWOOD COMPANY

                                      By:  /s/ W. L. Capps, III
                                           ------------------------------------
                                               W. L. Capps, III
                                               Senior Vice President Finance and
                                               Chief Financial Officer

Dated:  September 9, 2002